UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2025

ScanTech AI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42463	93-3502562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

+1 (470) 655-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 8, 2025, ScanTech AI Systems Inc. (the “Company”) entered into a Purchase Agreement, dated as of October 8, 2025 (the “ELOC Purchase Agreement”), with ARC Group International Ltd. (the “Investor”), for an equity line of credit. Under the ELOC Purchase Agreement, the Company has the right, but not the obligation, to direct the Investor to purchase up to $50 million (the “Commitment Amount”) in shares of the Company’s common stock, par value $0.0001 per share, subject to the terms and conditions contained in the ELOC Purchase Agreement (such shares to be purchased, the “Purchase Shares”). In addition, pursuant to the ELOC Purchase Agreement, the Investor agreed to purchase 1,403,863 shares (the “Subscription Shares”) of the Company’s common stock from the Company for a purchase price equal to $500,000 in the aggregate at a purchase price per share of $0.35616 per share.

Pursuant to the ELOC Purchase Agreement, the Company is required to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the Company’s common stock issued under the ELOC Purchase Agreement (the “Registrable Securities”) within 60 calendar days of the date of the ELOC Purchase Agreement, and the Company must use its best efforts to have such registration statement be declared effective by the SEC as soon as possible following the filing thereof but in no event later than 90 calendar days following the initial filing of the initial registration statement. The Company cannot deliver an Advance Notice until there is an effective registration statement for the resale of the Registrable Securities.

During the term of the ELOC Purchase Agreement, the Company may direct the Investor to purchase a certain portion of the Commitment Amount (an “Advance”) by delivering a notice (“Advance Notice”) to the Investor, subject to the terms and conditions in the ELOC Purchase Agreement. The Company shall, in its sole discretion, select the amount of the Advance requested by the Company in each Advance Notice. However, each requested Advance may not exceed the lesser of (i) 75% of the average of the Daily Value Traded (as defined in the ELOC Purchase Agreement) of the Company’s common stock over the 10 trading days immediately preceding an Advance Notice, or (ii) $5,000,000, subject to modification by the parties’ mutual prior written consent.

If no Advance is ongoing pursuant to a valid Advance Notice at the time the Company delivers an Advance Notice to the Investor, then the purchase price to be paid by the Investor for the Purchase Shares will be 96% of the average daily VWAP of the Company’s common stock during the three trading days commencing on the date of the Investor’s receipt of the Purchase Shares relating to such Advance Notice. If the Company delivers an Advance Notice to the Investor on or prior to the settlement date of an ongoing Advance, then the purchase price to be paid by the Investor for the Purchase Shares will be 100% of the average intraday sale price of the Company’s common stock on the same Trading Day the Advance Notice is received after 8:30 a.m. Eastern Time.

Each Advance is subject to the following limitations: (i) the Company may not conduct a sale under the ELOC Purchase Agreement to the extent that it would cause the aggregate number of shares of common stock beneficially owned (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the Investor and its affiliates as a result of previous issuances and sales of shares to the Investor under the ELOC Purchase Agreement to exceed 4.99% of the then issued and outstanding shares of the Company’s common stock (the “Ownership Limitation”); and (ii) no Advance may be in excess of the Registrable Securities covered by an effective registration statement then in effect.

Notwithstanding anything to the contrary in the ELOC Purchase Agreement, the Company may not effect any sales under the ELOC Purchase Agreement and the Investor will not have the obligation to purchase common stock thereunder to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of the Company’s common stock issued under the ELOC Purchase Agreement (including all of the Registrable Securities) would exceed 19.99% of the issued and outstanding shares of the Company’s common stock as of the date of the ELOC Purchase Agreement (the “Exchange Cap”) unless the Company obtains the requisite stockholder approval for issuances in excess of the Exchange Cap.

In consideration for the Investor’s execution and delivery of the ELOC Purchase Agreement, the Company agreed to issue 3,869,969 shares of the Company’s common stock to the Investor (the “Commitment Fee Shares”), having an aggregate value of $1,750,000. The Commitment Fee Shares were deemed fully earned on the date of the ELOC Purchase Agreement. Pursuant to the terms of the ELOC Purchase Agreement, the Company agreed to issue to the Investor in satisfaction of its obligations for the Commitment Fee Shares and Subscription Shares, 3,365,934 shares of common stock and 1,907,898 pre-funded warrants to purchase shares of common stock (the “Pre-Funded Warrants”). Each Pre-Funded Warrant has a nominal exercise price of $0.0001 per share, was pre-funded at issuance, and is exercisable at any time after issuance subject to a 4.99%/9.99% beneficial ownership limitation. The Investor generally may, upon delivery of a written notice to the Company, increase or decrease such beneficial ownership limitation to any other percentage not in excess of 9.99% as specified in such notice effective on the 61st day after such notice is delivered to the Company.

The Company agreed to be responsible for all of Investor’s legal fees in connection with the ELOC Purchase Agreement, but not exceeding $30,000 in the aggregate, and Investor acknowledged and agreed that the Company had already paid $10,000 of such aggregate amount.

The ELOC Purchase Agreement terminates automatically on the earliest of (i) the day that is the 36-month anniversary of the date of the ELOC Purchase Agreement, or (ii) the date on which the Investor shall have made payment for Advances equal to the Commitment Amount. The Company may terminate the ELOC Purchase Agreement upon five trading days’ prior written notice to the Investor, provided that there are no outstanding Advance Notices and the Company has paid all amounts owed to the Investor pursuant to the ELOC Purchase Agreement, including the Commitment Fee Shares and the Subscription Shares. The parties may also terminate the ELOC Purchase Agreement at any time by mutual written consent.

The ELOC Purchase Agreement contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in such the ELOC Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company intends to use the net proceeds from sale of the Subscription Shares and any subsequent sales under the ELOC Purchase Agreement for working capital, advancement of its AI-driven security technologies, and general corporate purposes .

The foregoing description of the ELOC Purchase Agreement and Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the full texts of the ELOC Purchase Agreement and form of Pre-Funded Warrants, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The securities issued or that may be issued by the Company to the Investor under the ELOC Purchase Agreement are being offered and sold by the Company to the Investor in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder. In the ELOC Purchase Agreement, the Investor represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). Accordingly, the offer and sale by the Company of the securities issued or that may be issued and sold to the Investor under the ELOC Purchase Agreement have not been registered under the Securities Act or any applicable state securities or “blue sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “blue sky” laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 7.01.	Regulation FD Disclosure.

On October 9, 2025, the Company issued a press release announcing its entry into the ELOC Purchase Agreement and the initial investment described therein. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
10.1	Purchase Agreement, dated as of October 8, 2025, between the Company and ARC Group International Ltd.
99.1	Press Release, dated October 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2025	SCANTECH AI SYSTEMS INC.

	By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer